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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Prospectus constituting part of this Registration Statement (No. 333-43362) of Havas Advertising on Form F-4, of our reports dated March 31, 1999 and June 9, 2000 relating to the annual financial statements of Media Planning Group as of December 31, 1998 and for the nine-month period ended September 30, 1999 appearing in the Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Madrid, Spain, August 21st, 2000

ARTHUR ANDERSEN & CIA. S.Com.

      /s/ Luis Jimenez Guerrero
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        Luis Jimenez Guerrero